CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated March 1, 2013, relating to the financial statements and financial highlights, which appear in the December 31, 2012 Annual Report to Shareholders of Variable Portfolio - Columbia Wanger International Equities Fund, Variable Portfolio - Columbia Wanger U.S. Equities Fund, Variable Portfolio - American Century Diversified Bond Fund, Variable Portfolio - J.P. Morgan Core Bond Fund, Variable Portfolio - Wells Fargo Short Duration Government Fund, Variable Portfolio – Mondrian International Small Cap Fund, Variable Portfolio - DFA International Value Fund, Variable Portfolio - Pyramis® International Equity Fund, Variable Portfolio - Invesco International Growth Fund, Variable Portfolio - PIMCO Mortgage-Backed Securities Fund, Variable Portfolio - Jennison Mid Cap Growth Fund, Variable Portfolio - Morgan Stanley Global Real Estate Fund, Variable Portfolio - NFJ Dividend Value Fund, Variable Portfolio - MFS Value Fund, Variable Portfolio - Nuveen Winslow Large Cap Growth Fund, Variable Portfolio - Eaton Vance Floating-Rate Income Fund, Variable Portfolio - American Century Growth Fund, Variable Portfolio - Limited Duration Credit Fund, Variable Portfolio - Partners Small Cap Growth Fund, Variable Portfolio – Holland Large Cap Growth Fund (formerly Variable Portfolio - Marsico Growth Fund) (twenty of the funds constituting Columbia Funds Variable Series Trust II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 26, 2013